Exhibit 99.1

News Release	Devon Energy Corporation 20 North Broadway Oklahoma City, OK 73102-8260

Investor Contact	Zack Hager	405 552 4526
Media Contact	Chip Minty	405 228 8647
DEVON ENERGY REPORTS 2009 FINANCIAL RESULTS, RECORD PRODUCTION AND RECORD PROVED RESERVES
OKLAHOMA CITY — February 17, 2010 — Devon Energy Corporation (NYSE:DVN) today reported 2009 full-year and fourth-quarter financial results. The company also reported that its 2009 full-year oil and gas production from continuing operations reached an all-time high. In addition, Devon reported record-high proved oil and natural gas reserves at December 31, 2009. Production and changes to proved reserves are discussed in more detail later in this report.
For the year ended December 31, 2009, Devon reported a net loss of $2.5 billion, or $5.58 per common share ($5.58 per diluted common share). Devon’s 2009 financial results were impacted by certain items securities analysts typically exclude from their published estimates. The most significant of these items was a $4.2 billion after-tax reduction of the carrying value of oil and gas properties recorded in the first quarter of 2009. This was the result of a non-cash, full-cost ceiling adjustment. The charge resulted from application of the ceiling test as prescribed by the Securities and Exchange Commission for companies that follow the full-cost method of accounting.
Excluding the reduction of carrying value of oil and gas properties and other adjusting items, Devon earned $1.8 billion or $4.03 per diluted common share in 2009. The adjusting items are discussed in more detail later in this news release.
For the year ended December 31, 2008, Devon reported a net loss of $2.1 billion, or $4.85 per common share ($4.85 per diluted common share). The company’s 2008 financial results included a $7.1 billion non-cash, after-tax reduction in the carrying value of oil and gas properties.
Devon reported net earnings of $667 million, or $1.50 per common share ($1.49 per diluted common share), for the quarter ended December 31, 2009. Excluding adjusting items, the company earned $713 million, or $1.60 per diluted common share in the fourth quarter of 2009.
For the quarter ended December 31, 2008, Devon reported a net loss of $6.8 billion or, $15.42 per common share ($15.42 per diluted common share).
North American Onshore Proved Reserves at Record 2.6 Billion Boe;
Drill-Bit Reserve Additions More than Double Record Production
“2009 was a pivotal year for Devon as we began repositioning the company to focus entirely on our high-return, North American onshore natural gas and oil portfolio,” commented J. Larry Nichols, chairman and chief executive officer. “We grew North American onshore production by more than six percent in 2009 and replaced more than twice our production with the drill bit at very attractive costs. We expect to receive after-tax proceeds of $4.5 billion to $7.5 billion as we divest our offshore and international properties this year. This will further strengthen our rock-solid balance sheet and enable us to accelerate growth across our U.S. and Canadian asset base.”

In accordance with accounting standards, Devon’s year-end reserve reporting pertains to the company’s continuing operations, which include its Gulf of Mexico properties. Following is a discussion of proved reserves pertaining only to Devon’s North American onshore assets.
Devon increased North American onshore estimated proved reserves by 20 percent to a record 2,641 million oil-equivalent barrels (Boe) at December 31, 2009. The company added 669 million Boe to its North American onshore proved reserves from all sources. Costs incurred applicable to North American onshore properties were $3.3 billion.
Successful drilling (extensions, discoveries and performance revisions) accounted for 492 million Boe of North American onshore proved reserve additions. The company invested $3.2 billion of associated drill-bit capital during the year. Revisions related to changes in oil, natural gas and natural gas liquids prices increased 2009 North American onshore proved reserves by 176 million Boe.
North American onshore oil and gas production increased more than six percent to 220 million Boe in 2009. The reserve life index (proved reserves divided by annual production) for the North American onshore properties is approximately 12 years.
Proved developed reserves of 1,869 million Boe at December 31, 2009, represented 71 percent of total North American onshore proved reserves. Proved undeveloped reserves were 29 percent of the total. Year-end North American onshore proved reserves included 653 million barrels of crude oil, 9.4 trillion cubic feet of natural gas and 419 million barrels of natural gas liquids.
Costs Incurred and Reserves Summary (1)

	Year Ended December 31,
	North American Onshore
	2009	2008

Costs Incurred (in millions)	$3,279	$8,092
Total Reserves Additions (MMBoe)	669	139

(1)	Detailed tables are also provided in this release.
Drill-bit Capital and Reserves Summary (1)

	Year Ended December 31,
	North American Onshore
	2009	2008

Drill-bit Capital (in millions)	$3,244	$7,270

Reserves Data (MMBoe)

Extensions and discoveries	446	536
Revisions other than price	46	21

Drill-bit and performance reserve additions	492	557

(1)	Detailed tables and non-GAAP reconciliations are also provided in this release.
Divestitures Make Way for North American Onshore Growth
The company plans to direct the proceeds of the divestitures of its Gulf of Mexico and international properties to its U.S. and Canadian onshore operations and to retire debt. In accordance with accounting standards, Devon has reclassified the assets, liabilities and results of its international operations as discontinued operations for all accounting periods presented in this release. Although revenues and expenses for prior periods were reclassified, there was no impact upon previously reported net earnings. Included with the financial information that follows are tables of revenues, expenses, production, proved reserves and costs incurred and the amounts reclassified as discontinued operations for each period presented.
In spite of Devon’s plans to divest its Gulf of Mexico assets, these properties do not qualify as discontinued operations under accounting standards. However, information is provided in this release that will enable the reader to isolate certain results of the company’s North American onshore operations.
Shale Gas Development and Jackfish Ramp-up Led 2009 Operating Highlights
Devon drilled 1,135 wells in 2009 applicable to its continuing operations with a 99 percent success rate. Following are operational highlights and updates for selected exploration and development projects:
•	The company drilled 336 wells in the Barnett Shale field in north Texas in 2009, bringing its total producing wells in the field to almost 4,200 at year end. Devon exited 2009 with net Barnett Shale production at just over 1 billion cubic feet of natural gas equivalent per day. The company drilled its 2,000th horizontal well in the field in early 2010 and is currently running 16 operated drilling rigs. Devon expects to drill 370 total Barnett Shale wells during the year.

•	Devon drilled 47 successful wells in the Cana-Woodford Shale in western Oklahoma in 2009. During 2009 the company increased its net production from this important new shale-gas resource to an average of 39 million cubic feet of gas equivalent per day. Devon has increased its lease position in the Cana-Woodford Shale to 118,000 net acres and expects to drill approximately 85 wells in the field in 2010.

•	The company drilled eight Haynesville Shale wells in the greater Carthage area of east Texas in 2009. These wells have significantly de-risked Devon’s 110,000 net Haynesville Shale acres in the Carthage area. The company expects to recover up to four trillion cubic feet equivalent of natural gas from its Carthage area Haynesville acreage.

•	In Canada, Devon’s 100-percent owned Jackfish oil sands project in Alberta was operational throughout 2009. As measured by production per well and steam-oil ratio, Jackfish is one of Canada’s most commercially successful steam-assisted gravity drainage (SAGD) projects. In late 2009, Jackfish production reached 33,700 barrels of oil per day. The addition of four more producing wells is expected to push production to the facility’s capacity of 35,000 barrels per day in early 2010.

•	Construction continued throughout 2009 on a second phase of the Jackfish SAGD project. Jackfish 2 is also sized to produce 35,000 barrels of oil per day and will commence operations in 2011. Devon expects to file a regulatory application for a third phase of the project in the third quarter of 2010.

•	Offshore Brazil, Devon participated in two significant deepwater discoveries in 2009. The Devon-operated Itaipu exploratory discovery followed a successful appraisal of the 2008 Wahoo discovery. Both Itaipu and Wahoo are pre-salt prospects located in the Campos Basin. Devon plans to divest its Brazilian assets along with all of its other international properties in 2010. The Itaipu and Wahoo discoveries significantly enhance the value of the company’s international assets to prospective buyers.
Continuing Operations Show Strong Production Growth
Combined oil, gas and natural gas liquids production from continuing operations averaged 639 thousand Boe per day in 2009. This compares with 2008 average daily production of 610 thousand Boe per day.
Sharp declines in the average prices of oil, gas and natural gas liquids led to a 48 percent reduction in combined sales from continuing operations. Comparable sales for the years 2009 and 2008 were $6.1 billion and $11.7 billion, respectively. Furthermore, marketing and midstream operating profit decreased 25 percent to $512 million in 2009, reflecting lower prices for natural gas and natural gas liquids.
Cash Flow Totals $4.7 Billion
Cash flow before balance sheet changes decreased 50 percent to $4.7 billion in 2009. During the year Devon funded $5.1 billion of capital expenditures and paid $284 million in dividends utilizing cash flow and short-term borrowing. In spite of the increase in short-term borrowing, Devon’s balance sheet remains strong with a ratio of net debt to adjusted capitalization of 29 percent. Reconciliations of cash flow before balance sheet changes, net debt and adjusted capitalization, which are non-GAAP measures, are provided in this release.

Items Excluded from Published Earnings Estimates
Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. These items and their effects upon reported earnings for the full year and fourth quarter of 2009 were as follows:
Items affecting continuing operations:
•	A change in the fair value of oil and natural gas derivative instruments decreased full-year earnings by $121 million pre-tax ($77 million after tax) and an unrealized gain increased fourth-quarter earnings by $48 million pre-tax ($31 million after tax).

•	A change in fair value of other financial instruments increased full-year earnings by $66 million pre-tax ($42 million after tax) and increased fourth-quarter earnings by $81 million pre-tax ($52 million after tax).

•	Severance and restructuring costs decreased full-year earnings by $128 million pre-tax ($82 million after tax) and decreased fourth-quarter earnings by $105 million pre-tax ($67 million after tax).

•	A reduction of the carrying value of oil and gas properties decreased full-year earnings by $6.4 billion pre-tax ($4.1 billion after tax).

•	U.S. income taxes on foreign earnings now expected to be repatriated to the U.S. decreased full-year and fourth-quarter earnings by $55 million.

•	Income tax accrual adjustments increased full-year earnings by $59 million.
Items affecting discontinued operations:
•	A post-closing adjustment from the divestiture of West African assets in 2008 resulted in a full-year gain of $16 million pre-tax ($16 million after tax).

•	Severance and restructuring costs decreased full-year earnings by $57 million pre-tax ($37 million after tax) and decreased fourth-quarter earnings by $48 million pre-tax ($31 million after tax).

•	A reduction of the carrying value of oil and gas properties decreased full-year earnings by $108 million pre-tax ($105 million after tax).

•	Income tax benefits related to unsuccessful international drilling increased full-year earnings by $22 million.

•	The decision to divest all international assets generated financial benefits that increased full-year and fourth-quarter earnings by $37 million pre-tax ($24 million after tax).
The following tables summarize the full-year and fourth-quarter effects of these items on 2009 earnings, income taxes and cash flow.
Summary of Items Typically Excluded by Securities Analysts (in millions)
Continuing Operations — Full Year 2009

	Pre-tax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Change in fair value of oil and gas derivative instruments	$(121)	—	(44)	(44)	(77)	—
Change in fair value of other financial instruments	66	—	24	24	42	—
Severance and restructuring costs	(128)	(9)	(37)	(46)	(82)	(54)
Reduction of the carrying value of oil and gas properties	(6,408)	—	(2,323)	(2,323)	(4,085)	—
U.S. income taxes on foreign earnings	—	—	55	55	(55)	—
Income tax accrual adjustment	—	(9)	(50)	(59)	59	9

Totals	$(6,591)	(18)	(2,375)	(2,393)	(4,198)	(45)

Discontinued Operations — Full Year 2009

	Pre-tax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Post-closing adjustment on sale of West African assets	$16	—	—	—	16	—
Severance and restructuring costs	(57)	(2)	(18)	(20)	(37)	(15)
Reduction of the carrying value of oil and gas assets	(108)	—	(3)	(3)	(105)	—
Income tax benefit on international drilling	—	(22)	—	(22)	22	22
Financial benefits of decision to divest assets	37	—	13	13	24	—

Totals	$(112)	(24)	(8)	(32)	(80)	7

In aggregate, these items decreased full-year 2009 net earnings by $4.3 billion, or $9.63 per common share ($9.61 per diluted share). These items and their associated tax effects decreased full-year 2009 cash flow before balance sheet changes by $38 million.
Summary of Items Typically Excluded by Securities Analysts (in millions)
Continuing Operations — Fourth Quarter 2009

	Pre-tax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Change in fair value of oil and gas derivative instruments	$48	—	17	17	31	—
Change in fair value of other financial instruments	81	—	29	29	52	—
Restructuring costs	(105)	—	(38)	(38)	(67)	(42)
U.S. income taxes on foreign earnings	—	—	55	55	(55)	—

Totals	$24	—	63	63	(39)	(42)

Discontinued Operations — Fourth Quarter 2009

	Pre-tax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Restructuring costs	$(48)	—	(17)	(17)	(31)	(15)
Financial benefits of decision to divest assets	37	—	13	13	24	—

Totals	$(11)	—	(4)	(4)	(7)	(15)

In aggregate, these items decreased fourth-quarter 2009 net earnings by $46 million, or 10 cents per common share (11 cents per diluted share). These items and their associated tax effects decreased fourth-quarter 2009 cash flow before balance sheet changes by $57 million.
Conference Call to be Webcast Today
Devon will discuss its 2009 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon’s internet home page at www.devonenergy.com.
This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; and political or regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by Devon on its website or otherwise. Devon does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.
Effective January 1, 2010, the United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms, and price and cost sensitivities for such reserves, and prohibits disclosure of resources that do not constitute such reserves. This release may contain certain terms, such as resource potential and exploration target size. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K for the fiscal year ended December 31, 2009, available from us at Devon Energy Corporation, Attn. Investor Relations, 20 North Broadway, Oklahoma City, OK 73102. You can also obtain this form from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.
Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is a leading U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
PRODUCTION (net of royalties)
Excludes discontinued operations

	Year Ended		Quarter Ended
	December 31,		December 31,
	2009	2008	2009	2008

Total Period Production

Natural Gas (Bcf)
U.S. Onshore	698.7	668.1	162.8	181.2
Canada	222.8	212.1	51.6	53.6

North American Onshore	921.5	880.2	214.4	234.8
U.S. Offshore	44.9	57.6	11.4	12.6

Total Natural Gas	966.4	937.8	225.8	247.4

Oil (MMBbls)
U.S. Onshore	11.6	11.3	2.9	3.0
Canada	25.3	21.6	6.6	6.2

North American Onshore	36.9	32.9	9.5	9.2
U.S. Offshore	5.0	5.9	1.3	1.0

Total Oil	41.9	38.8	10.8	10.2

Natural Gas Liquids (MMBbls)
U.S. Onshore	25.7	23.6	6.5	6.5
Canada	3.8	4.0	1.0	1.0

North American Onshore	29.5	27.6	7.5	7.5
U.S. Offshore	0.7	0.6	0.2	0.1

Total Natural Gas Liquids	30.2	28.2	7.7	7.6

Oil Equivalent (MMBoe)
U.S. Onshore	153.7	146.2	36.5	39.7
Canada	66.3	60.9	16.2	16.1

North American Onshore	220.0	207.1	52.7	55.8
U.S. Offshore	13.2	16.1	3.4	3.2

Total Oil Equivalent	233.2	223.2	56.1	59.0

Average Daily Production

Natural Gas (MMcf)
U.S. Onshore	1,914.3	1,825.5	1,769.7	1,969.6
Canada	610.5	579.4	560.5	582.7

North American Onshore	2,524.8	2,404.9	2,330.2	2,552.3
U.S. Offshore	123.0	157.3	123.8	136.3

Total Natural Gas	2,647.8	2,562.2	2,454.0	2,688.6

Oil (MBbls)
U.S. Onshore	31.6	30.7	31.3	32.1
Canada	69.3	59.0	72.0	67.4

North American Onshore	100.9	89.7	103.3	99.5
U.S. Offshore	13.8	16.2	13.7	11.3

Total Oil	114.7	105.9	117.0	110.8

Natural Gas Liquids (MBbls)
U.S. Onshore	70.4	64.6	71.1	71.2
Canada	10.4	10.9	10.2	10.9

North American Onshore	80.8	75.5	81.3	82.1
U.S. Offshore	2.0	1.5	2.2	1.1

Total Natural Gas Liquids	82.8	77.0	83.5	83.2

Oil Equivalent (MBoe)
U.S. Onshore	421.1	399.5	397.4	431.5
Canada	181.5	166.5	175.6	175.4

North American Onshore	602.6	566.0	573.0	606.9
U.S. Offshore	36.3	44.0	36.5	35.1

Total Oil Equivalent	638.9	610.0	609.5	642.0

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
BENCHMARK PRICES
(average prices)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2009	2008	2009	2008

Natural Gas ($/Mcf) — Henry Hub	$3.99	$9.04	$4.16	$6.95
Oil ($/Bbl) — West Texas Intermediate (Cushing)	$61.82	$99.75	$76.00	$58.51

REALIZED PRICES
(excludes the effects of unrealized gains and losses from hedging)

	Oil	Gas	NGLs	Total
Quarter Ended December 31, 2009	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$71.62	$3.65	$30.48	$27.35
Canada	$58.43	$4.13	$41.88	$39.58

North American Onshore	$62.43	$3.77	$31.92	$31.10
U.S. Offshore	$74.45	$4.45	$37.59	$45.26

Realized price without hedges	$63.84	$3.80	$32.07	$31.95
Cash settlements	$—	$0.65	$—	$2.60

Realized price, including cash settlements	$63.84	$4.45	$32.07	$34.55

	Oil	Gas	NGLs	Total
Quarter Ended December 31, 2008	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$55.11	$4.98	$20.52	$30.21
Canada	$30.67	$6.02	$35.95	$34.02

North American Onshore	$38.56	$5.22	$22.57	$31.31
U.S. Offshore	$56.80	$6.95	$34.28	$46.31

Realized price without hedges	$40.42	$5.30	$22.73	$32.13
Cash settlements	$2.69	$0.52	$—	$2.62

Realized price, including cash settlements	$43.11	$5.82	$22.73	$34.75

	Oil	Gas	NGLs	Total
Year Ended December 31, 2009	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$56.17	$3.14	$23.40	$22.41
Canada	$47.35	$3.66	$33.09	$32.29

North American Onshore	$50.11	$3.27	$24.65	$25.38
U.S. Offshore	$60.75	$4.20	$27.42	$38.83

Realized price without hedges	$51.39	$3.31	$24.71	$26.15
Cash settlements	$—	$0.52	$—	$2.16

Realized price, including cash settlements	$51.39	$3.83	$24.71	$28.31

	Oil	Gas	NGLs	Total
Year Ended December 31, 2008	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$95.63	$7.43	$40.97	$47.91
Canada	$71.04	$8.17	$61.45	$57.65

North American Onshore	$79.45	$7.61	$43.94	$50.78
U.S. Offshore	$104.90	$9.53	$51.11	$74.55

Realized price without hedges	$83.35	$7.73	$44.08	$52.49
Cash settlements	$0.70	$(0.46)	$—	$(1.78)

Realized price, including cash settlements	$84.05	$7.27	$44.08	$50.71

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2009	2008	2009	2008

Revenues

Oil, gas, and NGL sales	$6,097	$11,720	$1,791	$1,898
Net gain (loss) on oil and gas derivative financial instruments	384	(154)	194	257
Marketing and midstream revenues	1,534	2,292	460	397

Total revenues	8,015	13,858	2,445	2,552

Expenses and other income, net

Lease operating expenses	1,670	1,851	404	486
Taxes other than income taxes	314	476	65	69
Marketing and midstream operating costs and expenses	1,022	1,611	327	272
Depreciation, depletion and amortization of oil and gas properties	1,832	2,948	418	840
Depreciation and amortization of non-oil and gas properties	276	255	68	70
Accretion of asset retirement obligation	91	80	23	18
General and administrative expenses	648	645	176	177
Restructuring costs	105	—	105	—
Interest expense	349	329	86	68
Change in fair value of other financial instruments	(106)	149	(86)	127
Reduction of carrying value of oil and gas properties	6,408	9,891	—	9,891
Other income, net	(68)	(217)	(7)	(113)

Total expenses and other income, net	12,541	18,018	1,579	11,905

(Loss) earnings from continuing operations before income tax expense	(4,526)	(4,160)	866	(9,353)

Income tax (benefit) expense

Current	241	441	106	(136)
Deferred	(2,014)	(1,562)	203	(2,947)

Total income tax (benefit) expense	(1,773)	(1,121)	309	(3,083)

(Loss) earnings from continuing operations	(2,753)	(3,039)	557	(6,270)

Discontinued operations

Earnings (loss) from discontinued operations before income taxes	322	1,258	124	(570)
Discontinued operations income tax expense (benefit)	48	367	14	(24)

Earnings (loss) from discontinued operations	274	891	110	(546)

Net (loss) earnings	(2,479)	(2,148)	667	(6,816)
Preferred stock dividends	—	5	—	—

Net (loss) earnings applicable to common stockholders	$(2,479)	$(2,153)	$667	$(6,816)

Basic net (loss) earnings per share
(Loss) earnings from continuing operations per share	$(6.20)	$(6.86)	$1.25	$(14.19)
Earnings (loss) from discontinued operations per share	0.62	2.01	0.25	(1.23)

Net (loss) earnings per share	$(5.58)	$(4.85)	$1.50	$(15.42)

Diluted net earnings (loss) per share
(Loss) earnings from continuing operations per share	$(6.20)	$(6.86)	$1.25	$(14.19)
Earnings (loss) from discontinued operations per share	0.62	2.01	0.24	(1.23)

Net (loss) earnings per share	$(5.58)	$(4.85)	$1.49	$(15.42)

Weighted average common shares outstanding
Basic	444	444	445	442
Diluted	446	447	447	444

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED BALANCE SHEETS
(in millions)

	December 31,
	2009	2008

Assets

Current assets

Cash and cash equivalents	$646	$195
Accounts receivable	1,208	1,300
Derivative financial instruments, at fair value	211	282
Current assets held for sale	657	392
Other current assets	270	515

Total current assets	2,992	2,684

Property and equipment, at cost, based on the full cost method of accounting for oil and gas properties ($4,078 and $4,248 excluded from amortization in 2009 and 2008, respectively)	60,475	53,391
Less accumulated depreciation, depletion and amortization	41,708	31,360

Property and equipment, net	18,767	22,031

Goodwill	5,930	5,511
Long-term assets held for sale	1,250	1,128
Other long-term assets	747	554

Total Assets	$29,686	$31,908

Liabilities and Stockholders’ Equity

Current liabilities

Accounts payable — trade	$1,137	$1,612
Revenues and royalties due to others	486	490
Short-term debt	1,432	180
Current portion of asset retirement obligation, at fair value	95	138
Current liabilities associated with assets held for sale	234	365
Other current liabilities	418	350

Total current liabilities	3,802	3,135

Long-term debt	5,847	5,661
Asset retirement obligation, at fair value	1,418	1,249
Liabilities associated with assets held for sale	213	166
Other long-term liabilities	937	1,023
Deferred income taxes	1,899	3,614

Stockholders’ equity

Common stock	45	44
Additional paid-in capital	6,527	6,257
Retained earnings	7,613	10,376
Accumulated other comprehensive income	1,385	383

Total Stockholders’ Equity	15,570	17,060

Total Liabilities and Stockholders’ Equity	$29,686	$31,908

Common Shares Outstanding	447	444

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Year Ended
	December 31,
	2009	2008

Cash Flows From Operating Activities

Net loss	$(2,479)	$(2,148)
Net earnings from discontinued operations	(274)	(891)
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities:
Depreciation, depletion and amortization	2,108	3,203
Deferred income tax benefit	(2,014)	(1,562)
Reduction of carrying value of oil and gas properties	6,408	9,891
Net unrealized loss (gain) on oil and gas derivative financial instruments	121	(243)
Other noncash charges	222	410
Net decrease (increase) in working capital	149	(207)
Increase in long-term other assets	(6)	(53)
(Decrease) increase in long-term other liabilities	(3)	48

Cash provided by operating activities — continuing operations	4,232	8,448
Cash provided by operating activities — discontinued operations	505	960

Net cash provided by operating activities	4,737	9,408

Cash Flows From Investing Activities

Proceeds from sales of property and equipment	34	117
Capital expenditures	(4,879)	(8,843)
Proceeds from exchange of investment in Chevron Corporation common stock	—	280
Purchases of short-term investments	—	(50)
Sales of long-term investments	7	300
Other	(17)	—

Cash used in investing activities — continuing operations	(4,855)	(8,196)
Cash (used in) provided by investing activities — discontinued operations	(499)	1,323

Net cash used in investing activities	(5,354)	(6,873)

Cash Flows From Financing Activities

Proceeds from borrowings of long term debt, net of issuance costs	1,187	—
Credit facility repayments	—	(3,191)
Credit facility borrowings	—	1,741
Net commercial paper borrowings	426	1
Debt repayments	(178)	(1,031)
Redemption of preferred stock	—	(150)
Proceeds from stock option exercises	42	116
Repurchases of common stock	—	(665)
Dividends paid on common and preferred stock	(284)	(289)
Excess tax benefits related to share-based compensation	8	60

Net cash provided by (used in) financing activities	1,201	(3,408)

Effect of exchange rate changes on cash	43	(116)

Net increase (decrease) in cash and cash equivalents	627	(989)
Cash and cash equivalents at beginning of period (including assets held for sale)	384	1,373

Cash and cash equivalents at end of period (including assets held for sale)	$1,011	$384

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
RESERVES RECONCILIATION

	Total				North American Onshore
	Oil	Gas	NGLs	Total	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)

As of December 31, 2008:

Proved developed	243	8,038	292	1,875	221	7,826	291	1,816
Proved undeveloped	58	1,841	60	424	46	1,663	59	382

Total proved	301	9,879	352	2,299	267	9,489	350	2,198

Revisions due to prices	302	(694)	(9)	177	300	(690)	(9)	176
Revisions other than price	(7)	43	37	38	(8)	105	36	46
Extensions and discoveries	133	1,518	71	458	131	1,454	71	446
Purchase of reserves	—	7	—	1	—	7	—	1
Production	(42)	(966)	(30)	(233)	(37)	(921)	(29)	(220)
Sale of reserves	(1)	(30)	—	(7)	—	(29)	—	(6)
As of December 31, 2009:

Proved developed	289	7,845	326	1,922	268	7,660	325	1,869
Proved undeveloped	397	1,912	95	811	385	1,755	94	772

Total Proved	686	9,757	421	2,733	653	9,415	419	2,641

	U.S. Onshore				Canada
	Oil	Gas	NGLs	Total	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)

As of December 31, 2008:

Proved developed	111	6,469	260	1,449	110	1,357	31	367
Proved undeveloped	22	1,510	55	328	24	153	4	54

Total proved	133	7,979	315	1,777	134	1,510	35	421

Revisions due to prices	9	(661)	(11)	(113)	291	(29)	2	289
Revisions other than price	—	119	36	57	(8)	(14)	—	(11)
Extensions and discoveries	9	1,387	70	311	122	67	1	135
Purchase of reserves	—	1	—	—	—	6	—	1
Production	(12)	(698)	(25)	(154)	(25)	(223)	(4)	(66)
Sale of reserves	—	—	—	—	—	(29)	—	(6)
As of December 31, 2009:

Proved developed	119	6,447	293	1,486	149	1,213	32	383
Proved undeveloped	20	1,680	92	392	365	75	2	380

Total Proved	139	8,127	385	1,878	514	1,288	34	763

	U.S. Offshore
	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)

As of December 31, 2008:

Proved developed	22	212	1	59
Proved undeveloped	12	178	1	42

Total proved	34	390	2	101

Revisions due to prices	2	(4)	—	1
Revisions other than price	1	(62)	1	(8)
Extensions and discoveries	2	64	—	12
Purchase of reserves	—	—	—	—
Production	(5)	(45)	(1)	(13)
Sale of reserves	(1)	(1)	—	(1)
As of December 31, 2009:

Proved developed	21	185	1	53
Proved undeveloped	12	157	1	39

Total Proved	33	342	2	92

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
COSTS INCURRED
(in millions)

	Total		North American Onshore
	Year Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Property Acquisition Costs:

Total proved	$35	$822	$35	$822
Total unproved	135	1,763	124	1,578
Exploration and development costs	3,917	6,881	3,120	5,692

Costs Incurred	$4,087	$9,466	$3,279	$8,092

	U.S. Onshore		Canada
	Year Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Property Acquisition Costs:

Total proved	$17	$822	$18	$—

Total unproved	52	1,226	72	352

Exploration and development costs	2,133	4,388	987	1,304

Costs Incurred	$2,202	$6,436	$1,077	$1,656

	U.S. Offshore
	Year Ended December 31,
	2009	2008

Property Acquisition Costs:

Total proved	$—	$—

Total unproved	11	185

Exploration and development costs	797	1,189

Costs Incurred	$808	$1,374

Devon capitalizes certain general and administrative expenses related to property acquisition, exploration and development activities. These capitalized expenses were $332 million and $337 million in 2009 and 2008, respectively. Devon also capitalizes certain interest expenses related to property acquisition, exploration and development activities. These capitalized expenses were $74 million and $71 million in 2009 and 2008, respectively. These capitalized general and administrative expenses and interest expenses are included in the costs shown in the preceding tables.

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
DRILLING ACTIVITY

	Year Ended
	December 31,
	2009	2008

Exploration Wells Drilled

U.S. Onshore	11	22
Canada	42	90

North American Onshore	53	112
U.S. Offshore	1	6

Total	54	118

Exploration Wells Success Rate

U.S. Onshore	82%	91%
Canada	100%	96%

North American Onshore	96%	95%
U.S. Offshore	0%	17%

Total	94%	91%

Development Wells Drilled

U.S. Onshore	734	1,622
Canada	343	631

North American Onshore	1,077	2,253
U.S. Offshore	4	17

Total	1,081	2,270

Development Wells Success Rate

U.S. Onshore	100%	98%
Canada	100%	99%

North American Onshore	100%	99%
U.S. Offshore	50%	94%

Total	99%	99%

Total Wells Drilled

U.S. Onshore	745	1,644
Canada	385	721

North American Onshore	1,130	2,365
U.S. Offshore	5	23

Total	1,135	2,388

Total Wells Success Rate

U.S. Onshore	99%	98%
Canada	100%	99%

North American Onshore	99%	98%
U.S. Offshore	40%	74%

Total	99%	98%

COMPANY OPERATED RIGS

	Year Ended
	December 31,
	2009	2008

Number of Company Operated Rigs Running

U.S. Onshore	46	78
Canada	17	13

North American Onshore	63	91
U.S. Offshore	1	4

Total	64	95

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CAPITAL EXPENDITURES (in millions)
Quarter Ended December 31, 2009

	U.S. Onshore	Canada	U.S. Offshore	Total

Capital Expenditures

Exploration	$82	$139	$29	$250
Development	397	222	133	752

Exploration and development capital	$479	$361	$162	$1,002
Capitalized G&A				80
Capitalized interest				18
Discontinued operations				139
Midstream capital				98
Other capital				121

Total Capital Expenditures				$1,458

CAPITAL EXPENDITURES (in millions)
Year Ended December 31, 2009

	U.S. Onshore	Canada	U.S. Offshore	Total

Capital Expenditures

Exploration	$157	$215	$182	$554
Development	1,835	819	534	3,188

Exploration and development capital	$1,992	$1,034	$716	$3,742
Capitalized G&A				332
Capitalized interest				74
Discontinued operations				446
Midstream capital				305
Other capital				197

Total Capital Expenditures				$5,096

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
PRODUCTION FROM DISCONTINUED OPERATIONS

	Year Ended		Quarter Ended
	December 31,		December 31,
	2009	2008	2009	2008

Production from Discontinued Operations

Oil (MMBbls)	15.7	17.4	4.1	3.4
Natural Gas (Bcf)	1.5	4.8	0.5	0.7

Total Oil Equivalent (MMBoe)	16.0	18.2	4.2	3.5

STATEMENTS OF DISCONTINUED OPERATIONS
(in millions)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2009	2008	2009	2008

Revenues

Total operating revenues	$945	$1,702	$299	$158

Expenses and other income, net

Operating expenses	484	769	127	234
Restructuring costs	48	—	48	—
Reduction of carrying value of oil and gas properties	108	494	—	494
Gain on sale of oil and gas properties	(17)	(819)	—	—

Total expenses and other income, net	623	444	175	728

Earnings (loss) before income tax expense	322	1,258	124	(570)

Income tax expense (benefit)

Current	44	755	24	(54)
Deferred	4	(388)	(10)	30

Total income tax expense (benefit)	48	367	14	(24)

Earnings (loss) from discontinued operations	$274	$891	$110	$(546)

RESERVES DATA FOR DISCONTINUED OPERATIONS

	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)

As of December 31, 2008:

Proved developed	58	6	—	59
Proved undeveloped	70	—	—	70

Total proved	128	6	—	129
Revisions due to prices	(6)	—	—	(6)
Revisions other than price	—	3	—	—
Extensions and discoveries	1	—	—	1
Production	(16)	(1)	—	(16)
As of December 31, 2009:

Proved developed	54	8	—	55
Proved undeveloped	53	—	—	53

Total proved	107	8	—	108

COSTS INCURRED FOR DISCONTINUED OPERATIONS
(in millions)

	Year Ended December 31,
	2009	2008

Costs Incurred	$450	$617

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
NON-GAAP FINANCIAL MEASURES
The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles.) The company must reconcile the Non-GAAP financial measure to related GAAP information. Cash flow before balance sheet changes is a Non-GAAP financial measure. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures, dividends and to service its debt. Cash flow before balance sheet changes is also used by certain securities analysts as a measure of Devon’s financial results.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net Cash Provided By Operating Activities (GAAP)	$4,737	$9,408	$1,445	$1,227

Changes in assets and liabilities — continuing operations	(140)	212	(74)	496
Changes in assets and liabilities — discontinued operations	90	(6)	15	13

Cash flow before balance sheet changes (Non-GAAP)	$4,687	$9,614	$1,386	$1,736

Devon believes that using net debt for the calculation of “net debt to adjusted capitalization” provides a better measure than using debt. Devon defines net debt as debt less cash and cash equivalents. Devon believes that because cash and cash equivalents can be used to repay indebtedness, netting cash and cash equivalents against debt provides a clearer picture of the future demands on cash to repay debt.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	December 31,
	2009	2008

Total debt (GAAP)	$7,279	$5,841
Adjustments:
Cash and cash equivalents (inclduing cash from discontinued operations)	1,011	384

Net debt (Non-GAAP)	$6,268	$5,457

Total debt	$7,279	$5,841
Stockholders’ equity	15,570	17,060

Total capitalization (GAAP)	$22,849	$22,901

Net debt	$6,268	$5,457
Stockholders’ equity	15,570	17,060

Adjusted capitalization (Non-GAAP)	$21,838	$22,517

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
Drill-bit capital is defined as costs incurred less proved acquisition costs, unproved acquisition costs resulting from business combinations and other significant similar transactions. Drill-bit capital is a Non-GAAP measure. Devon believes drill-bit capital is relevant because it provides additional insight into costs associated with current year exploration and development activities. It should be noted that the actual costs of reserves added through Devon’s drilling program will differ, sometimes significantly, from the direct comparison of capital spent and reserves added in any given period due to the timing of capital expenditures and reserve bookings. Certain securities analysts also use this methodology to measure Devon’s performance.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	Total		North America Onshore
	Year Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Costs Incurred (GAAP)	$4,087	$9,466	$3,279	$8,092

Less:
Proved acquisition costs	35	822	35	822

Drill-bit capital (Non-GAAP)	$4,052	$8,644	$3,244	$7,270

	U.S. Onshore		Canada
	Year Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Costs Incurred (GAAP)	$2,202	$6,436	$1,077	$1,656

Less:
Proved acquisition costs	17	822	18	—

Drill-bit capital (Non-GAAP)	$2,185	$5,614	$1,059	$1,656

	U.S. Offshore
	Year Ended December 31,
	2009	2008

Costs Incurred (GAAP)	$808	$1,374

Less:
Proved acquisition costs	—	—

Drill-bit capital (Non-GAAP)	$808	$1,374